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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): February 12, 1999



                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


         0-25033                                      63-1201350
  (Commission File No.)                  (I.R.S. Employer Identification No.)


                              17 North 20th Street
                            Birmingham, Alabama 35203
                    (Address of Principal Executive Offices)


                                 (205) 326-2265
              (Registrant's Telephone Number, Including Area Code)













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Item 5.  Other Events

         On February 12, 1999, The Banc Corporation, a Delaware corporation (the "Corporation"), acquired Emerald Coast Bancshares, Inc., a Florida bank holding company, in exchange for approximately 1,379,858 shares of Corporation common stock having a total value of approximately $15.2 million (the "Emerald Acquisition"). As a result of the Emerald Acquisition, the Corporation believes that much of the information and disclosure previously reported pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), should be updated and amended to reflect the Corporation's current status. Accordingly, the Corporation is filing this Current Report on Form 8-K which contains an updated version of "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the supplemental consolidated financial statements of the Corporation restated to account for the Emerald Acquisition as a pooling of interests.


Item 7.  Financial Statements and Exhibits



      EXHIBIT
        NO.                                                    DESCRIPTION
        ---                                                    -----------

      (23)-1         Consent of Ernst & Young LLP
      (23)-2         Consent of Saltmarsh Cleaveland & Gund
      (27)-1         Restated Supplemental Financial Data Schedule for 1998
      (27)-2         Restated Supplemental Financial Data Schedule for 1997
      (99)-1         Selected Supplemental Financial Data
      (99)-2         Management's Discussion and Analysis of Financial Condition and Results of
                     Operations
      (99)-3         Supplemental Consolidated Financial Statements and Supplementary Data



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         THE BANC CORPORATION


                                         By /s/ JAMES A. TAYLOR, JR.
                                           ------------------------------------
                                                  James A. Taylor, Jr.
                                                Executive Vice President,
                                               General Counsel and Secretary


Dated: April 15, 1999



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